Exhibit 99.1

PRESS RELEASE

Investor Relations Contact:

Investor Relations

Embarcadero Technologies

Investor@Embarcadero.com

415/834-3131

FOR IMMEDIATE RELEASE

EMBARCADERO TECHNOLOGIES ANNOUNCES FIRST QUARTER 2005 RESULTS

San Francisco, California – May 4, 2005 - Embarcadero Technologies, Inc. (Nasdaq: EMBTE), a provider of data lifecycle management solutions, today announced results for its first fiscal quarter ended March 31, 2005.

Total revenues for the first quarter of 2005 were $13.2 million, a seven percent decline as compared to the prior year’s first quarter results of $14.2 million. Net loss and diluted net loss per share under Generally Accepted Accounting Principles (GAAP) were $41,000 and $0.00, respectively, for the first quarter of 2005, as compared to GAAP net income and diluted net income per share of $2.0 million and $0.07, respectively, for the first quarter ended March 31, 2004.

Non-GAAP net income and diluted net income per share were $621,000 and $0.02, respectively, for the first quarter of 2005, as compared to non-GAAP net income and diluted net income per share of $2.4 million and $0.08, respectively, for the first quarter ended March 31, 2004. Non-GAAP measurements are tax adjusted and exclude amortization of non-cash stock-based compensation and amortization of acquired technology. A detailed reconciliation of GAAP to non-GAAP net income is provided in the attached financial statements.

“I am disappointed with our results for the first quarter of 2005,” said Stephen Wong, chairman and chief executive officer of Embarcadero Technologies. “Organizational changes continued to disrupt our international business in the quarter and our overall sales execution was sub-par. We are taking aggressive action to improve performance in these areas. In spite of the disappointing results, the fundamentals of our business remain strong as we continued to strengthen our customer franchise, generate healthy cash flow from operations, and build a higher deferred revenue balance in the quarter.”

Cash flows from operations were $3.4 million for the three months ended March 31, 2005. Cash, cash equivalents, and short-term investments were $63.1 million as of March 31, 2005. Total deferred revenues increased to $15.6 million as of March 31, 2005, as compared to $14.7 million as of December 31, 2004.

Embarcadero Announces First Quarter 2005 Financial Results	2 of 7

The Company incurred approximately $300,000 of general and administrative costs in the quarter related to both the audit committee internal investigation, which was completed in January 2005, and the 2004 financial restatements. The Company does not expect to incur any additional material costs associated with these activities in future periods.

NASDAQ Status

As previously announced, Nasdaq notified the Company on April 19, 2005 that its securities are subject to delisting from the Nasdaq National Market due to a violation of Nasdaq Marketplace Rule 4310(c)(14), which requires the timely filing of all required reports with the Securities and Exchange Commission. Although the Company filed its Annual Report on Form 10-K on April 7, 2005, the Annual Report did not include the management report and auditor attestation report regarding internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. Since the Company did not file its Annual Report in a timely manner, it was not eligible to take advantage of the 45-day extension granted by the Securities and Exchange Commission for the filing of such reports.

On April 25, 2005, subsequent to receipt of the Nasdaq notification letter, the Company filed an amended Annual Report on Form 10-K/A, which included the required management report and auditor attestation report regarding internal control over financial reporting.

However, until Nasdaq completes its review of the Company’s filings and is satisfied that the Company is in compliance with all of Nasdaq’s continued listing requirements, the Company will continue to trade under the symbol EMBTE.

Non-GAAP Financial Measurements

The non-GAAP measurements of operating and net income (loss) and diluted net income (loss) per share exclude the amortization of non-cash stock-based compensation and amortization of acquired technology and assumes an annualized 37% tax provision rate. Embarcadero has previously provided these non-GAAP measurements in press releases reporting operating and net income (loss) and earnings per share because we believe these measurements provide a consistent basis for the comparison of data between quarters and are not influenced by changes in certain non-cash or non-recurring charges or the Company’s effective tax rate, and are therefore useful to investors. The non-GAAP measurements should not be considered as an alternative to GAAP, and as such, they may not be comparable to information provided by other companies.

Conference Call Information

Embarcadero will discuss its first quarter 2005 results, as well as provide business outlook for the second quarter of 2005, on a conference call and simultaneous Web-cast to be held today, May 4, 2005, at 2:00 PM Pacific Time. Those interested in participating may call (312) 461-0644. The Web-cast of this conference call, which will be available live as well as archived, can be accessed by all interested parties at the Embarcadero Technologies Web site, www.embarcadero.com, in the events calendar under “Investor Relations.”

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About Embarcadero Technologies

Embarcadero Technologies, Inc. (Nasdaq: EMBTE) is a provider of data lifecycle management solutions that help leading companies build, optimize, test, and manage their critical data, database, and application infrastructure. Nearly 11,000 customers, including 97 of the Fortune 100, rely on Embarcadero Technologies products to manage the explosive growth in data and ensure optimal performance of their complex, multi-platform applications and systems. Embarcadero Technologies is headquartered in San Francisco, CA. For more information, call 415/834-3131 or visit http://www.embarcadero.com.

Embarcadero Announces First Quarter 2005 Financial Results	4 of 7

Forward- Looking Statements

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, including risks associated with fluctuations in quarterly results and other risks identified in the Company’s periodic filings with the Securities and Exchange Commission including, but not limited to, those appearing under the caption “Risk Factors” in the Company’s most recent Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K/A. Actual results, events, and performance may differ materially. Readers are cautioned not to place undue relevance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated events.

Embarcadero, the Embarcadero Technologies logos and all other Embarcadero Technologies product or service names are trademarks of Embarcadero Technologies, Inc. All other trademarks are property of their respective owners.

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Embarcadero Technologies, Inc.

GAAP Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended March 31
	2005	2004 As restated
Revenues:
License	$6,123	$7,207
Maintenance	7,056	7,037

Total revenues	13,179	14,244

Cost of revenues:
License	113	74
Amortization of acquired technology	507	690
Maintenance	558	622

Total cost of revenues	1,178	1,386

Gross profit	12,001	12,858

Operating expenses:
Research and development	3,942	3,774
Sales and marketing	5,748	5,111
General and administrative	2,653	1,213

Total operating expenses	12,343	10,098

Income (loss) from operations	(342)	2,760
Other income, net	278	212

Income (loss) before benefit from (provision for) income taxes	(64)	2,972
Benefit from (provision for) income taxes	23	(924)

Net income (loss)	$(41)	$2,048

Net income per share:
Basic	$0.00	$0.08

Diluted	$0.00	$0.07

Shares used in per share calculation:
Basic	25,982	27,122

Diluted	25,982	29,103

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Embarcadero Technologies, Inc.

Non-GAAP Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended March 31
	2005	2004
		As restated
Revenues:
License	$6,123	$7,207
Maintenance	7,056	7,037

Total revenues	13,179	14,244

Cost of revenues:
License	113	74
Amortization of acquired technology	135	135
Maintenance	554	622

Total cost of revenues	802	831

Gross profit	12,377	13,413

Operating expenses:
Research and development	3,668	3,774
Sales and marketing	5,528	4,962
General and administrative	2,474	1,067

Total operating expenses	11,670	9,803

Income from operations	707	3,610
Other income, net	278	212

Income before provision for income taxes	985	3,822
Provision for income taxes	(364)	(1,414)

Net income	$621	$2,408

Net income per share:
Basic	$0.02	$0.09

Diluted	$0.02	$0.08

Shares used in per share calculation:
Basic	25,982	27,122

Diluted	27,536	29,103

The following table reconciles non-GAAP net income to GAAP net income (loss) (in thousands) (unaudited):

GAAP net income (loss)	$(41)	$2,048
Amortization of acquired technology(1)	372	555
Non-cash stock-based compensation	677	295
Non-GAAP tax adjustments	(387)	(490)

Non-GAAP net income	$621	$2,408

(1)	Excludes $135,000 of internally developed capitalized software

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Embarcadero Technologies, Inc.

Condensed Consolidated Balance Sheet

(in thousands)

	March 31, 2005 (unaudited)	December 31, 2004 (1)
ASSETS

Current Assets:
Cash, cash equivalents and short-term investments	$63,142	$59,907
Trade accounts receivable, net	7,400	8,339
Prepaid expenses and other current assets	1,645	1,634
Deferred income taxes	732	732

Total current assets	72,919	70,612

Property and equipment, net	2,530	2,922
Goodwill	10,869	10,950
Deferred income taxes	3,967	3,967
Other assets, net	1,187	1,672

Total assets	$91,472	$90,123

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$1,472	$1,004
Accrued liabilities	4,844	5,167
Capital lease obligation	168	171
Deferred revenue	15,449	14,503

Total current liabilities	21,933	20,845
Long-term deferred revenue	189	199
Long-term capital lease obligation	201	238
Long-term restructuring and impairment accrual	1,576	1,747

Total liabilities	23,899	23,029

Stockholders’ Equity	67,573	67,094

Total liabilities and stockholders’ equity	$91,472	$90,123

(1)	The balance sheet as of December 31, 2004 has been derived from the audited consolidated financial statements at that date.